Exhibit 10.10

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), dated this 24th day of September 2021 (the "Effective Date"), is entered into by and between BioCryst Pharmaceuticals, Inc. (the “Company”) and Mr. Charles Gayer ( “Employee”).

RECITALS

WHEREAS, the Company and Employee are parties to that Employment Agreement, dated as of January 14, 2020 (the “Employment Agreement”); and

WHEREAS, the parties wish to amend the terms of the Employment Agreement, as set forth herein, effective as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Section 2(b).  The last sentence of Section 2(b) is hereby amended and restated in its entirety as follows:

Employee must be employed by the Company at the time Incentive Compensation payments are paid in order to receive the Incentive Compensation payment for each fiscal year.

2.         Section 6(b).  Section 6(b) is hereby amended and restated in its entirety as follows:

Assignability.  This Agreement may not be assigned without prior written consent of the parties hereto, except that the Company may assign this Agreement to a wholly-owned subsidiary of the Company without prior written consent of Employee. To the extent allowable pursuant to this Agreement, this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, heirs, successors and assigns.

3.         Continuation of Employment Agreement. Except as otherwise expressly provided herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect and this Employment Amendment shall not amend or modify any other rights, powers, duties, or obligations of any party to the Employment Agreement.

4.         Complete Agreement. This Amendment and the Employment Agreement contain the entire agreement between the parties hereto with respect to the matters contained herein and supersedes and replaces any prior agreement between the parties with respect to the matters set forth in this Amendment.

5.         Counterparts. This Amendment may be executed in any number of counterparts and any such counterparts may be transmitted by electronic transmission, and each of such counterparts, whether an original or an electronic or ".pdf" of an original, shall be deemed to be an original and all of such counterparts together shall constitute a single agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, on the date first set forth above.

EMPLOYEE	BIOCRYST
PHARMACEUTICALS, INC.

/s/ Charles Gayer	By:	/s/ Jon Stonehouse
Charles Gayer		Jon Stonehouse
Chief Executive Officer